Exhibit 99.2

FOR IMMEDIATE RELEASE

Press Contacts:

Candace Clemens	John Moran
Progress Software Corporation	Schwartz Communications, Inc.
(781) 280-4101	(781) 684-0770
cclemens@progress.com	progress@schwartz-pr.com

PROGRESS SOFTWARE CORPORATION TO ACQUIRE PERSISTENCE SOFTWARE TO ACCELERATE GROWTH OF OBJECTSTORE OPERATING COMPANY

Addition of Persistence Strengthens ObjectStore’s Real-Time Data Services Offering

Bedford, Mass. and San Mateo, CA—September 27, 2004—Progress Software Corporation (PSC) (Nasdaq: PRGS), a supplier of leading technology to develop, deploy, integrate and manage business applications and Persistence® Software, Inc. (Nasdaq: PRSW) today jointly announced an agreement by which PSC will acquire Persistence, the technology and market leader in distributed data access and caching software, in an all-cash transaction for a purchase price of $5.70 per share or approximately $16 million in the aggregate. Upon the closing of the transaction, Persistence will become part of ObjectStore, an operating company of PSC that provides products for real-time data management.

“ObjectStore has already established a significant market position in enabling real-time data services, and this acquisition is another step in accelerating the company’s growth and market leadership,” said Joseph Alsop, co-founder and chief executive officer of PSC. “Real time performance is a critical factor in more and more applications as customers implement the ‘real-time enterprise.’ The addition of Persistence will greatly enhance ObjectStore’s ability to deliver open, scalable data caching solutions that simplify the job of architecting performant and scalable data access and allow software developers to concentrate on their application requirements.”

Persistence offers a suite of data caching products designed to enable high volume, high performance applications utilizing standard relational databases. Persistence EdgeXtend provides a distributed “data services” layer that both simplifies and accelerates data access. Proven in customer deployments among many companies within the Global 2000 (including Citicorp, JPMorganChase, FedEx and Reuters), the company’s technology strength is exemplified by a significant portfolio of patents in the areas of object-relational mapping and data caching.

Exhibit 99.2

Persistence Accelerates Real Time Data Services Strategy for SOA
“Both ObjectStore and Persistence help businesses make decisions while they still matter — in real time and based on up-to-the-second information,” noted Peter Sliwkowski, president of ObjectStore. “EdgeXtend’s data services products provide tools that provide a real-time view of an enterprise’s existing data assets via a flexible, service oriented architecture (SOA). EdgeXtend’s flexible and open object-to-relational (O/R) mapping modeling tools and support of C++, Java, and C# languages will be leveraged by ObjectStore immediately.”

Acquisition to Enhance ObjectStore’s Organization and Accelerate Growth
To capitalize fully upon the opportunities made available with this acquisition, ObjectStore plans to organize its operations around three complementary lines of business, all of which focus on delivering real-time data service capabilities. These units are: 1) distributed data caching, whose products will be those acquired via this transaction and renamed ObjectStore EdgeXtend, 2) event processing, whose products include ObjectStore Event Engine, and 3) object data management, whose products include the industry’s leading object database, ObjectStore. To help drive execution of this strategy, Chris Keene of Persistence will assume leadership of the ObjectStore distributed data caching line of business.

“Progress Software brings the critical mass of resources and technology needed to extend the leadership of our EdgeXtend product family in the market for data access and caching,” said Chris Keene, chief executive officer of Persistence. “As part of ObjectStore’s real-time data services suite, we can deliver unparalleled performance and scalability.”

Combined Technologies Provide Unique Value to Customers
In addition to existing capabilities, ObjectStore plans to enhance EdgeXtend with functionality currently available in the patented Cache-Forward™ Architecture of ObjectCache. “Data access is a critical performance factor for modern distributed applications. Data caching should be front and center in the minds of system designers concerned about performance,” said Chris Keene. “Persistence’s strengths in modeling tools and O/R mapping should pay real dividends for ObjectStore. And the combination of our products and those from ObjectStore will be backed by the strengths of Progress Software as a software industry leader.”

Both ObjectStore and Persistence share a number of common markets, with many blue-chip customers in financial services, logistics, travel, government, and other sectors that demand scalable architectures that deliver large volumes of data to mission critical applications in real time.

About the Transaction

The acquisition has been approved by the boards of directors of PSC and Persistence and is subject to the approval of Persistence’s stockholders. The acquisition is expected to close within 90 days, subject to satisfaction of customary closing conditions. The impact of this acquisition on PSC’s fiscal 2004 or 2005 results will depend on the timing of the closing. However, PSC anticipates first year revenue related to the acquisition to be in the range of $8 million to $9 million and the effect of the acquisition on pro-forma operating income, which excludes the impact of non-cash acquisition-related charges, to be neutral to slightly accretive (under 1 cent per share).

Exhibit 99.2

All of the directors, certain officers and the largest stockholder of Persistence, holding approximately 28% of Persistence’s outstanding common stock in the aggregate, have entered into stockholders agreements with PSC agreeing to vote in favor of the merger.

Conference Call/WebCast at 10 AM EDT Today
PSC’s conference call to discuss this acquisition will be Webcast live today at 10:00 a.m. Eastern via CCBN on the company’s Web site, located at www.progress.com/investors. The call will also be Webcast live via Yahoo (www.yahoo.com), Motley Fool (www.fool.com), Streetevents (www.streetevents.com), TD Waterhouse (www.tdwaterhouse.com) and Fidelity.com (www.fidelity.com). An archived version of the conference call will be available for replay.

About Persistence Software, Inc.
Persistence Software (NASDAQ: PRSW) is the Data Services platform for the Real-Time Enterprise. Since 1991, Persistence products have provided reliable, distributed caching infrastructure that is automatically generated by model-driven, object-relational mapping tools. The EdgeXtend product family is the only cross-platform data access and caching software that meets requirements for all stages of the application development lifecycle—from design through performance testing and deployment. Persistence’s patented technology supports cross-platform deployment of high-performance, custom applications written in Java, C++ or C#, including those built for BEA WebLogic®, IBM WebSphere® or using the Microsoft® .NET framework. Over 100 companies in the Forbes Global 2000 have successfully deployed Persistence’s software to achieve performance and developer productivity—while dramatically cutting infrastructure and operational costs—including Adobe, Air France, Citigroup, EUROCONTROL, FedEx, Motorola, NetJets, and Reuters. Find Persistence on the web at www.persistence.com.

About ObjectStore
ObjectStore is a global provider of real-time data management products. Its products enable corporate data caching and complex event processing, and its leading object database is renowned for performance and scalability. ObjectStore® products are supporting RFID implementations, and are deployed in industries such as finance, telecommunications and travel, where companies rely on them to complement their corporate data management infrastructure.

ObjectStore is an operating company of Progress Software Corporation (Nasdaq: PRGS), a $300+ million global software industry leader. Headquartered in Bedford, Mass., ObjectStore can be reached on the Web at http://www.objectstore.net or by phone at +1-781-280-4000.

About Progress Software Corporation
Progress Software Corporation (Nasdaq: PRGS) is a $300+ million global software industry leader. PSC supplies technologies for all aspects of the development, deployment, integration and management of business applications through its operating companies: Progress Software, Sonic Software Corporation, DataDirect Technologies, ObjectStore and PeerDirect. Headquartered in Bedford, Mass., PSC can be reached on the Web at http://www.progress.com or by phone at +1-781-280-4000.

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Exhibit 99.2

ObjectStore, ObjectCache, and Cache Forward are trademarks or registered trademarks of Progress Software Corporation in the United States and other countries. Persistence and EdgeXtend are registered trademarks of Persistence Software, Inc. in the United States and other countries. All other marks contained herein are the property of their respective owners.

In connection with the merger, Persistence plans to file a proxy statement with the Securities and Exchange Commission (the“SEC”) and mail the proxy statement and related materials to stockholders of Persistence. Stockholders of Persistence are urged to read these materials when they become available because they will contain important information about Persistence, the merger and other related matters. Investors and security holders can obtain free copies of the proxy statement when it becomes available by contacting Brian Tobin, acting CFO, Persistence Software, 1720 South Amphlett Blvd, Third Floor, San Mateo, California, telephone: (650) 372-3600. Investors and security holders will also be able to obtain free copies of the proxy statement and other documents filed by Persistence and PSC with the SEC in connection with the merger at the SEC’s web site at www.sec.gov.

PSC, Persistence and their respective directors, executive officers and certain members of management and other employees may be deemed to be participants in the solicitation of proxies from Persistence’s stockholders in connection with the merger. Such individuals may be deemed to have interests in the merger, including as a result of holding options or shares of Persistence stock. Information about the directors and executive officers of Persistence and their ownership of Persistence stock is set forth in Persistence’s proxy statement for its 2004 annual meeting of stockholders. Investors may obtain additional information about the interests of the above-mentioned persons in this transaction by reading the proxy statement regarding the merger when it becomes available.

STOCKHOLDERS ARE URGED TO READ THE MERGER PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING DECISION.

Safe Harbor Statement
Except for the historical information and discussions contained herein, statements contained in this release about PSC, Persistence and the merger may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the expected benefits and timing of the merger. These forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including but not limited to the following: an unexpected increase in costs related to the merger, unexpected delays involved in the closing of the merger, Persistence’s or PSC’s inability to satisfy the conditions to closing of the merger, failure of Persistence’s stockholders to approve the merger, the risk that Persistence’s business and technology will not be integrated successfully, the receipt and shipment of new orders for the combined company, the timely release of enhancements to the combined company’s products, the growth rates of certain market segments, the positioning of the combined company’s products in those market segments, variations in the demand for customer service and technical support from the combined company, pricing pressures and the competitive environment in the software industry, business and consumer use of the Internet, and the combined company’s ability to penetrate international markets and manage its international operations. PSC and Persistence disclaim any intent or obligation to update publicly any forward-looking statements whether in response to new information, future events or otherwise. For further information regarding risks and uncertainties associated with PSC and Persistence and information concerning the merger, please refer to PSC’s and Persistence’s filings with the Securities and Exchange Commission, including PSC’s and Persistence’s annual reports on Form 10-K for the fiscal years ending 2003 and subsequently filed reports.